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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  November 30, 2005

                        CONSUMER PORTFOLIO SERVICES, INC.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                  001-14116                  33-0459135
         ----------                  ---------                  ----------
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)

                   16355 Laguna Canyon Road, Irvine, CA 92618
                   ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 753-6800

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.03 of this report, and in CPS's press release dated November 30, 2005, filed with this report as Exhibit 99.1, is hereby incorporated by reference into this Item 1.01.

On November 30, 2005, the registrant, Consumer Portfolio Services, Inc. ("CPS"), and its wholly owned subsidiary CPS Residual Corp. ("Subsidiary") entered into a series of agreements under which Subsidiary purchased from CPS, and sold to CPS Auto Receivables Trust 2005-R, a Delaware statutory trust (the "Trust"), CPS's residual interest in 10 previously securitized pools of automotive receivables (the "Residual Interests"). The Trust then issued and sold $31.5 million of asset-backed 7.62% notes (the "Notes") and $14.3 million of asset-backed 10.00% certificates (the "Class B Certificates") to institutional investors. The Trust also issued to the Subsidiary $10.0 million of 10.00% certificates (the "Class C Certificates") and a residual certificate (the "Residual Certificate"). The Residual Certificate represents all interest in the Trust remaining after payment of the amounts payable to holders of the Notes, the Class B Certificates and the Class C Certificates. The Class B Certificates are subordinated to the Notes, and the Class C Certificates are subordinated to the Class B Certificates.

CPS disclaims any implication that the agreements relating to such transactions are other than agreements entered into in the ordinary course of CPS's business.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in CPS's press release dated November 30, 2005, filed with this report as Exhibit 99.1, is incorporated herein by this reference.

CPS, Subsidiary, the Trust and others on November 30, 2005 entered into a series of agreements that, among other things, created long-term obligations that are material to CPS, Subsidiary and the Trust. Under these agreements (i) CPS sold the Residual Interests to Subsidiary, (ii) Subsidiary sold the Residual Interests to the Trust, (iii) the Trust pledged the Residual Interests to Wells Fargo Bank, N.A. ("Wells"), as indenture trustee for benefit of the purchasers of the Notes, (iv) the Trust issued and sold to certain institutional investors ("Investors") the Notes and the Class B Certificates, and (v) the Trust issued to the Subsidiary the Class C Certificates and the Residual Certificate.

The Notes and the Class B Certificates (collectively, the "Sold Securities") are obligations only of the Trust, and not of Subsidiary nor of CPS. Nevertheless, the Sold Securities are properly treated as long-term debt obligations of CPS. The sale and issuance of the Notes, treated as a secured financing for accounting and tax purposes, is treated as a sale for all other purposes, including legal and bankruptcy purposes. The sale and issuance of the Class B Certificates is treated as a secured financing for accounting purposes, as a contribution of capital to a partnership for tax purposes, and as a sale for all other purposes, including legal and bankruptcy purposes. None of the assets of the Trust or Subsidiary are available to pay other creditors of CPS or its affiliates.

The Trust holds a fixed pool of amortizing assets. The Trust is obligated to pay principal and interest on the Sold Securities and the Class C Certificates (collectively, the "Securities") on a monthly basis. Interest is payable at fixed rates on the outstanding principal balance of each of the Securities, and principal is payable by reference to specified percentages of an agreed collateral valuation of the Residual Interests, with a portion of excess available cash also directed to repayment of principal.


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At such time as the aggregate outstanding principal balance of the Securities is less than 15% of the initial aggregate balance of the Notes, the Class B Certificates and the Class C Certificates, CPS will have the option to purchase the trust estate at fair market value, provided that such purchase price is sufficient to cause the Securities to be redeemed and paid in full, and to cause other obligations of the Trust to be met.

If an event of default were to occur under the agreements, the Trustee on behalf of a majority in interest of the most senior class of Securities then outstanding would have the right to accelerate the maturity of the Securities. Events of default include such events as failure to make required payments on the Sold Securities, breaches of warranties, representations or covenants under any of the agreements and specified insolvency-related events.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Neither financial statements nor pro forma financial information are filed with this report.

One exhibit is filed herewith:

EXHIBIT  DESCRIPTION
NUMBER

99.1     Consumer Portfolio Services, Inc. November 30, 2005 press release.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     CONSUMER PORTFOLIO SERVICES, INC.

Dated: December 6, 2005                 By: /S/ CHARLES E. BRADLEY, JR.
                                            -----------------------------------
                                            Charles E. Bradley, Jr.
                                            President and chief
                                            executive officer
                                            Signing on behalf of the registrant
                                            and as principal executive officer


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                                  EXHIBIT INDEX


EXHIBIT  DESCRIPTION
NUMBER

99.1     Consumer Portfolio Services, Inc. November 30, 2005 press release.








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